Exhibit 99.1

Sabine Oil & Gas Announces Redetermination of its Borrowing Base

HOUSTON – May 1, 2015 /PRNewswire/ – Sabine Oil & Gas Corporation (OTCQB:SOGC) (the “Company”)  today announced that, effective as of April 27, 2015, the borrowing base under its revolving credit facility has been decreased from $1 billion to $750 million as part of the Company’s regularly scheduled semi-annual redetermination by its lenders.  The decrease in the borrowing base has resulted in a deficiency of approximately $250 million, which must be repaid in six monthly installments of approximately $41.54 million with the first payment being due at the end of May.

Additionally, the Company continues to work with the lenders under its revolving credit facility to address the existing default under the facility before the end of the grace period on May 8, 2015. As previously announced, Sabine has retained financial advisors Lazard and legal advisors Kirkland & Ellis LLP to advise management and the board of directors on strategic alternatives related to its capital structure.

As of April 20, 2015, as previously reported, the Company had a cash balance of approximately $280 million, which provides substantial liquidity to fund its current operations. Sabine is continuing to pay suppliers and other trade creditors in the ordinary course.

Additional information about the borrowing base redetermination is contained in a report on Form 8-K filed today with the SEC.

About Sabine Oil & Gas Corporation

Sabine Oil & Gas Corporation is an independent energy company engaged in the acquisition, production, exploration and development of onshore oil and natural gas properties in the United States. Sabine’s current operations are principally located in the Cotton Valley Sand and Haynesville Shale in East Texas, the Eagle Ford Shale in South Texas, the Granite Wash in the Texas Panhandle and the North Louisiana Haynesville.  For more information about Sabine, please visit www.sabineoil.com

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release may include “forward-looking statements” within the meaning of the U.S. Private Litigation Securities Reform Act of 1995.  All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements include, but are not limited to forward-looking statements about acquisitions, divestitures and trades, potential strategic alliances, timing and payment of dividends, the availability of capital, and the expectations of plans, strategies, objectives and anticipated financial and operating results of the Company, including the Company’s drilling program, production, hedging activities, capital expenditure levels and other guidance that may be included in this press release. These statements are based on certain assumptions made by the Company based on management’s experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include risks relating to the Company’s financial performance and results, availability of sufficient cash flow to execute its business plan, prices and demand for oil, natural gas and natural gas liquids, the ability to replace reserves and efficiently develop current reserves, the ability to access the capital markets and finance operations, including capital expenditures, risk relating to our combination with Forest Oil Corporation, including our ability to integrate the operations of the two companies and litigation related to the combination, and other important factors that could cause actual results to differ materially from those projected as described in the Company’s reports filed with the Securities and Exchange Commission. See “Risk Factors” in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other public filings and press releases.

Any forward-looking statement speaks only as of the date on which such statement is made and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise.

CONTACT:

Michael Magilton, Senior Vice President and CFO of Sabine Oil & Gas Corporation,

+1-832-242-9600, investorrelations@sabineoil.com